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                                                                      Exhibit 23


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63249) of the Burlington Northern and Santa Fe Railway Company of our report dated June 21, 2001 relating to the financial statements of The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 22, 2001